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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT


         We have issued our report dated March 22, 1999 accompanying the consolidated financial statements of USABancShares, Inc. and Subsidiaries included in the Annual Report on Form 10-KSB for the year ended December 31, 1998, which is included in this Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and Prospectus.


/s/ Grant Thornton LLP

May 10, 1999
Philadelphia, Pennsylvania